U. S. SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933


                    CareDecision Corporation
     ------------------------------------------------------
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            NEVADA                            91-2105842
(STATE OR OTHER JURISDICTION OF             (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)           IDENTIFICATION NO.)

  2660 Townsgate Rd., Ste. 300, Westlake             91361
                Village, CA
 (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including    (805) 446-1973
area code:

          Employment Agreements Between The Company and
    Tom Poff, Shabnam Shahrabi, Dale Richter and Alan Binder
                  Consulting Agreements Between
  The Company and Dr. Joseph A. Wolf, Leslie-Michelle Abraham,
     Thomas Chillemi Anthony Quintiliano and Barbara Asbell.

                    (Full title of the plans)

                Corporate Agents of Nevada, Inc.
                4955 S. Durango Drive, Suite 216
                     Las Vegas, Nevada 89113
             ---------------------------------------
             (Name and address of agent for service)

                         (702) 948-7501
  -------------------------------------------------------------
  (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                  COPIES OF COMMUNICATIONS TO:
                      Thomas C. Cook, Esq.
             The Law Offices of Thomas C. Cook, Ltd.
                4955 S. Durango Drive, Suite 214
                    Las Vegas, Nevada  89113
                         (702) 952-8519


/1/


=================================================================

                 CALCULATION OF REGISTRATION FEE

                                        Proposed    Proposed
                                        maximum     maximum
                                        offering    aggregate
                                                                  Amount of
Title of securities   Amount to be      price       offering   registration
to be registered      registered        per unit     price          fee1

----------------------------------------------------------------------------

Common Stock, par    12,750,000 Shares   $0.06      $765,000      $195
value, $.001
per share
----------------------------------------------------------------------------

1 Estimated solely for purposes of calculating the registration fee. Calculated in accordance with Rule 457(c) under the Securities Act of 1933 based upon the average of the bid and asked price of Common Stock of CareDecision Corporation as reported on the NASD over-the-counter bulletin board on August 13, 2003.

                             PART I

          Information Required in the Section 10(a) Prospectus

Item 1.  Plan Information

The Company is offering shares of its common stock to four (4) individuals for services on the Company's behalf. This issuance of shares is being made pursuant to the past salary obligations between the Company and each of the four individuals. The Company has equated this number of shares to the value of the owed salary ($4,500 each) to be provided to each of the four individuals. The shares issued hereunder will not be subject to any resale restrictions. The following individuals will receive the number of shares listed next to their names:

       Tom Poff               75,000
       Shabnam Shahrabi       75,000
       Dale Richter           75,000
       Alan Binder            75,000


The Company is offering options to purchase shares of its common stock to five (5) individuals for consulting services on the Company's behalf. This registration of these options is being made pursuant to the consulting agreements between the Company and each of the three individuals. The Company has equated this


/2/


number of shares to the value of the consulting services provided or to be provided by these individuals. The shares underlying the options referenced herein will not be subject to any resale restrictions. The following individuals will receive the option to purchase the number of shares listed next to his/her name at the price of $0.05/share:

       Ely Mandell                 150,000
       Joseph Wolf                 950,000
       Leslie-Michelle Abraham     850,000
       Thomas Chillemi           3,000,000
       Anthony Quintiliana       2,000,000


The Company is offering shares of its common stock to two (2) individuals for consulting services on the Company's behalf. These issuances of shares are being made pursuant to the consulting agreements between the Company and the individuals. The Company has equated this number of shares to the value of the consulting services provided or to be provided by this individual. The shares issued hereunder will not be subject to any resale restrictions. The following individual will receive the number of shares listed next to his name:

       Anthony Quintiliana          1,500,000
       Barbara Asbell               4,000,000


                             PART II

          Information Required in the Registration Statement

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed with the Securities and Exchange
Commission (the "Commission") by CareDecision Corporation, a
Nevada corporation (the "Company"), are incorporated herein by reference:

      (a) The registrant's Articles of Incorporation filed on March 2, 2001 and Amended Articles of Incorporation filed on May 9, 2001 and August 2, 2002;
      (b) The registrant's By-Laws adopted on March 16, 2001;
      (c) All other reports of the Company filed pursuant to
          Section 13(a) or 15(d) of the Securities Exchange
          Act of 1934 since the end of the quarter ended March 31, 2003; and
      (d) All documents subsequently filed by the registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act during the effectiveness of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

       Not Applicable.


/3/


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

300,000 shares registered herein are being issued to employees, in place of salary, for services provided to the Registrant. 6,950,000 shares registered herein are being registered pursuant to options granted under consulting agreements. 5,500,000 shares registered herein are being registered pursuant to consulting agreement agreements. Neither the Registrant's Accountants nor any other experts named in the registration statement has any equity or other interest in the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

THE ARTICLES OF INCORPORATION OF THE COMPANY PROVIDE FOR
INDEMNIFICATION OF
EMPLOYEES AND OFFICERS IN CERTAIN CASES. INSOFAR AS
INDEMNIFICATION FOR
LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE
PERMITTED TO
DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT
TO THE
FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE
OPINION OF
THE SECURTIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS
AGAINST PUBLIC
POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

In addition, Section 78.751 of the Nevada General Corporation
Laws provides as follows: 78.751 Indemnification of officers, directors, employees and agents; advance of expenses.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suitor proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a


/4/


director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders: (b) By the board of directors by majority vote of a quorum consisting o directors who were not parties to act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion; or

5. The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a


/5/


person who has ceased to be a director, officer, employee or agent and endures to the benefit of the heirs, executors and administrators of such a person. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

          4.11 -.CareDecision Corporation resolution authorizing
                 the   issuance of shares to four employees: Tom
                 Poff, Shabnam Shahrabi, Dale Richter and Alan
                 Binder.
          4.12 - Consulting Agreement between CareDecision Corporation and Ely Mandell.
          4.13 - Consulting Agreement (which includes the options) between CareDecision Corporation and Dr. Joseph A. Wolf.
          4.14 - Consulting Agreement between CareDecision Corporation and Leslie Abraham.
          4.15 - Consulting Agreement between CareDecision
                 Corporation and Thomas Chillemi.
          4.16 - Consulting Agreement between CareDecision
                 Corporation and Anthony Quintiliano.
          4.17 - Consulting Agreement between CareDecision
                 Corporation and Barbara Asbell.
          5.3  - Opinion of Law Office of Thomas C. Cook, Ltd.
         23.3 - Consent of Thomas C. Cook and Associates, Ltd. (included in Exhibit 5).
         23.4  - Consent of G. Brad Beckstead, CPA
         24.3  - Power of Attorney (included in signature page).


/6/


ITEM 9.  UNDERTAKINGS.

(a)  The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


/7/


                           SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, the State of California, on this 13th day of August, 2003.

                              CareDecision Corporation


                              By:/s/ Robert Cox
                                 -------------------------------
                                 Robert Cox, President

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement:


                                                August 13, 2003
/s/ Robert Cox
-----------------------------------------------
Robert Cox
President and Director


/8/


Exhibit 4.11

              CORPORATE RESOLUTION

RESOLUTION OF the Board of Directors of CareDecision Corporation, a Nevada corporation;

By virtue of the consent of the entire Board of Directors or a majority of the Board of Directors, it was resolved that the officers of the corporation are hereby authorized on behalf of the Company to cause the company's stock Transfer Agent to issue shares to named individuals, in the amounts as listed to these individuals on the Board Minutes attached hereto; said individuals, Alan Binder, Dale Richter, Shabnam Shahrabi and Tom Poff all at-will employees of the corporation.

The officers are authorized to prepare other documents whenever necessary or proper to effectuate the same with full power to appoint any attorney or attorneys with full power of substitution therein, and that any and all instruments of acceptance and transfer and other documents in connection therewith heretofore signed and executed on behalf of the corporation in accordance with the authority set out above are hereby ratified and confirmed.

The Company is registered or licensed and in good standing as a corporation under all applicable laws and regulations, foreign or domestic, to which the corporation is subject, including any and all banking relationships or accounts to which the corporation has an interest. The company has all requisite authority to conduct this type of business, including the issuance, purchase and sale of securities, under the laws to which the corporation is subject.

Certificate:

I hereby certify that the foregoing is a true and correct copy of a Resolution duly passed by consent of the entire Board of Directors or a majority of the Board of Directors of CareDecision Corporation, a Nevada corporation, and that the said Resolution is now in full force and effect. I further certify that the following is a list all Directors, officers and employees of the Company authorized by this Resolution.

Robert Cox, President, CEO and Director
Alan Binder, Employee
Keith Berman, Secretary, CFO and Director
Dale Richter, Employee
William Lyons, Director
Shabman Shahrabi, Employee
Robert Jagunich, Director
Tom Poff, Employee




WITNESS my hand on this 12th day of August, 2003

/s/ Keith Berman
_____________________________
Keith Berman
Secretary


/9/


Exhibit 4.12
                      CONSULTING AGREEMENT

     This Consulting Agreement ("Agreement") is entered into as of this 5th day of August 2003 between Ely Mandell ("Consultant") and CareDecision Corp. a Nevada Corporation ("Client") on the following terms and conditions:

     1. Engagement of Services. Client wishes to retain the services of Consultant to advise and consult with Client in connection with certain matters relating to Client's business, as more fully described in Section 2, below, and Consultant is willing to provide such services.

     2. Services to be provided. Consultant will, on a non-exclusive basis and consistent with Consultant's other professional commitments, shall also advise Client on strategic corporate development, technology enhancement, as well as identify market trends and strategic business opportunities. Consultant shall not be required at any time to render services that would materially interfere with Consultant's prior professional obligations. Client understands and acknowledges that Consultant represents and may represent in the future, on a non-exclusive basis, other persons and firms in the fields of computer technology, internet commerce, finance and otherwise.

     3. Consideration. For Consultant's services, Client agrees to grant to Consultant seventy-five thousand common stock options and to allow Consultant to transfer an additional seventy-five thousand common stock options he received as compensation for services provided to the Company while employed by Investment Content Corporation, a Nevada Corporation, and all options shall have a strike price of $.05 per common share and shall be provided to Consultant in one grant. In addition, the options described in this paragraph are to be registered under the Company's Form S-8.

     4. Independent Contractor. Consultant shall act as an independent Consultant and not as an agent or employee of Client, and Consultant shall make no representation to any third party that Consultant is an agent or employee of Client. Consultant shall have no authority to bind Client or incur other obligations on behalf of Client. Consultant shall be responsible for all taxes as an independent contractor.

     5. Client's Duties. Client agrees to be truthful with Consultant, to cooperate, to keep Consultant fully informed of developments, and to abide by this Agreement. In addition, Client will pay all out-of -pocket expenses incurred by Consultant. However, Consultant shall only be reimbursed for those expenses submitted to Client for written approval in advance.

     6. Warranties. Consultant warrants that Consultant is under no obligation to any third party that would prevent Consultant from rendering the services contemplated by this Agreement, and that Consultant is free to enter into this Agreement. Client warrants that Client is under no obligation to any third party that would prevent Client from performing its obligations under this Agreement and that Client is free to enter into this Agreement.

     7. Limitation of Liability; Indemnity. Excluding the limitations on Consultant's authority set forth in paragraph 4, above, Consultant will have no liability to the Client or to any successor, other person or entity for any action taken or omitted to be taken by Consultant in respect to this engagement. Client will hold harmless Consultant from any and all liabilities, costs, and expenses (including attorney's fees) incurred by reason of or in any way related to this engagement.

     8. Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be (i) personally delivered, including by messenger or courier (e.g., delivery by Federal Express or other similarly recognized air express Client), or transmitted by first-class mail, postage prepaid, return receipt requested to the address of such party set forth above.


/10/


     9. Entire Agreement. This Agreement constitutes the entire agreement between the parties. No modification or amendment of this Agreement shall be binding unless executed in writing by all the parties.

     10. Assignment. This Agreement is not assignable by either party without the prior written consent of the other.

     11. Arbitration. Any dispute, controversy or claim arising out of or relating to the enforcement, interpretation or alleged breach of this Agreement, or the services rendered pursuant to this Agreement, shall be submitted to and resolved by binding arbitration in Los Angeles, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in and enforceable by any court having jurisdiction. If any legal action or other proceeding is brought for the enforcement of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs incurred.

     12. Choice of Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

     In Witness Whereof, the undersigned have executed this Agreement as of the date first set forth above.

Ely Mandell                        CareDecision Corp.
2660 Townsgate Road                2660 Townsgate Road
Suite 160, Second Floor                 Suite 300
Westlake Village, CA 91361        Westlake Village, CA  91361
805.230.2248 TEL                   805.446.1973 TEL
805.435.7479 FAX                   805.446.1983 FAX
("Consultant")                     ("Client")



/s/ Ely Jay Mandell                      /s/ Keith Berman
_____________________                   ______________________
Ely Jay Mandell                         Keith Berman, CFO


/11/


Exhibit4.13

                       CONSULTING AGREEMENT

                   This CONSULTING AGREEMENT is entered into as of July 15, 2003 by and between CareDecision Corp. a Nevada corporation, (the "Company"), and Dr. Joseph A. Wolf ("Dr. Wolf"), and is effective upon the execution by the parties hereto.

                  1.       DUTIES AND RESPONSIBILITIES.

                   A. Wolf shall provide medical information technology consulting to the Company, Wolf shall report to and perform the duties and responsibilities assigned to him by the Company's President, or such other person as may be designated by the Company's Board of Directors.

                   B. Wolf agrees to devote his full time and attention to the Company, to use his best efforts to advance the business and welfare of the Company, to render his services under this Agreement fully, faithfully, diligently, competently and to the best of his ability, and not to engage in any other employment activities.

                   C. Wolf shall be based in the Company's Thousand Oaks - California office, but Wolf shall be required to travel to other geographic locations in connection with the performance of his duties.

                  2.       PERIOD OF EMPLOYMENT.

                   A. Wolf's employment with the Company shall be governed by the provisions of this Agreement and shall begin on July 15, 2003, and continue until December 31, 2003 or until this Agreement terminates pursuant to written notification by either the Company Dr. Wolf, which notification may occur at any time for any reason. The period during which Wolf provides services to the Company pursuant to this Agreement shall be referenced in this Agreement as the "Employment Period."

                  3.       COMPENSATION.

     A. Wolf will be paid compensation in stock options under the terms of the Company's 2003 Stock Option Plan. Each option shall allow Wolf to purchase a share of the Company's common stock at $0.05 per share (the closing price of the Company's stock on July 15, 2003), said shares to be registered under the Company's S-8 registration. Wolf shall receive nine hundred-fifty thousand options as compensation.

     B. Except for the conditions described in paragraph A above, Wolf's compensation shall be subject to periodic review by the Company, and may be increased or decreased in the Company's discretion.


/12/


                 4.       EXPENSE REIMBURSEMENT.

                   In addition to the compensation specified in Paragraph 3, Wolf shall be entitled, in accordance with the reimbursement policies in effect from time to time, to receive reimbursement from the Company for reasonable business expenses incurred by Wolf in the performance of his duties hereunder, provided Wolf furnishes the Company with vouchers, receipts and other details of such expenses in the form required by the Company sufficient to substantiate a deduction for such business expenses under all applicable rules and regulations of Federal and State taxing authorities.

                  5.       FRINGE BENEFITS.

                   A. Dr. Wolf shall not be eligible to participate in all group term life insurance plans, group health plans, accidental death and dismemberment plans and short-term disability programs and other employee perquisites which are made available to the Company's employees.

                   B. Notwithstanding any of the provisions of this agreement, Dr. Wolf's employment with the Company is at will and may be terminated by either the Company at any time for any reason without advance notice.

               C. Should the Company terminate Dr. Wolf's employment for Cause, as defined below, or should Dr. Wolf voluntarily resign other than for Good Reason, the Company shall have no obligation to Dr. Wolf under this Agreement. Should the Company terminate Dr. Wolf's employment other than for Cause during this Agreement, or should Dr. Wolf resign for Good Reason, the Company shall have no further obligation under this Agreement,

                  6.       GOOD REASON.

                   For Purposes of this agreement, "Good Reason" shall mean:

                   A. A material reduction in the duties, responsibilities, status, reporting responsibilities, title, or offices that Dr. Wolf had with the Company immediately before the reduction.

                  B. A change in control in which Dr. Wolf is not offered a similar position at no less than seventy-five percent (75%) of Wolf's compensation (defined as Base Salary).

                   C. The failure of any successor to the Company by merger, consolidation or acquisition of all or substantially all of the business of the Company to assume the Company's obligations under this Agreement.

                   D. A material breach by the Company of its obligations under this Agreement.

                  7.       CAUSE

               For purposes of this agreement, "Cause" shall mean a reasonable belief by the Board of Directors that Wolf has engaged in the following: (i) financial dishonesty, including, without limitation, misappropriation of funds or property, or any attempt by Wolf to secure any personal profit related to the business or business opportunities of the Company without the informed, written approval of the Company's Board of Directors; (ii) refusal to


/13/


comply with reasonable directives of the Company's Executive Officer or Board of Directors; (iii) negligence or reckless willful misconduct in the performance of Dr. Wolf's duties; (iv) failure to perform, or continuing neglect in the performance of, duties assigned to Dr. Wolf; (v) misconduct which has materially adverse effect upon the Company's business or reputation; (vi) the conviction of, or plea of nolo contendre to, any felony or misdemeanor involving moral turpitude or fraud; (vii) the material breach of any provision of this Agreement; (viii) violation of Company policies including, without limitation, the Company's policies on equal employment opportunity and prohibition of unlawful harassment; (ix) death of Dr. Wolf; or (x) a disability which continues for a period in excess of 180 days. A termination as a result of a Change in control shall not constitute cause.

                  8.       CHANGE IN CONTROL

               For purposes of this Agreement "Change in Control" shall mean any of the following transactions effecting change in ownership or control of the Company:

      (i) a merger, consolidation or reorganization approved by the Company's stockholders, UNLESS securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor Company are immediately thereafter beneficially owned, directly or indirectly and in substantially the same position, by the persons who beneficially owned the Company's outstanding voting securities immediately prior to such transaction, or

     (ii) any stockholder-approved transfer or other disposition of all or substantially all of the Company's assets, or

    (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with the Company), or beneficial ownership (within the meaning of Rule 13d-3 of the Act 1934 Act) of securities possessing more than fifty (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders.

In no event, however, shall a Change in Control be deemed to occur in connection with any public offering of the Common Stock

                  9.       RESTRICTIVE COVENANTS.

                  During the Employment Period:

                           (i) Dr. Wolf shall devote ample time and
energy to the performance of Wolf's duties described herein, except during periods of illness or vacation periods.

                            (ii)  Dr.  Wolf shall not  directly  or
indirectly provide services to or through any person, firm or other entity except the Company, unless otherwise authorized by the Board in writing. The Company does, however, reserve the right to demand Dr. Wolf's registration from those same Boards, if in the opinion


/14/


of the CareDecision's CEO, continued membership on those Boards by Dr.Wolf diminishes his ability to execute his responsibilities identified within this Agreement; or if continued association with those organizations becomes detrimental to the goals of the Company; or if continued membership represents a conflict, or potential conflict, with the business activities, or objectives, of the Company.

                            (iii)  Dr.  Wolf shall not  render  any
services of any kind or character for Dr. Wolf's own account or for any other person, firm or entity without first obtaining the Company's written consent.

Dr. Wolf, however, shall have the right to perform such incidental services as necessary in connection with (a) Dr. Wolf's private passive investments, but only if Dr. Wolf is not obligated or required to (and shall not in fact) devote any managerial efforts which interfere with the services required to be performed by him, or (b) Dr. Wolf's charitable or community activities, or participation in trade or professional organizations but only if such incidental services do not interfere with the performance of Dr. Wolf's services to the Company.

                   10.        NON-COMPETITION DURING THE EMPLOYMENT
PERIOD.

                  Dr. Wolf acknowledges and agrees that given the extent and nature of the confidential and proprietary information he will obtain during the course of his employment with the Company, it would be inevitable that such confidential information would be disclosed or utilized by the Dr. Wolf should he obtain employment from, or otherwise become associated with, an entity or person that is engaged in a business or enterprise that directly competes with the Company.

   Consequently, during any period for which Dr. Wolf is receiving compensation from the Company, Dr. Wolf shall not, without prior written consent of the Company's Board of Directors, directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any enterprise which is engaged in any business competitive with or similar to that of the Company; provided, however, that such restriction shall not apply to any passive investment representing an interest of less than two percent (2%) of an outstanding class of publicly-traded securities of any Company or other enterprise which is not, at the time of such investment, engaged in a business competitive with the Company's business.

                  11.      NON-SOLICITATION.

     During the Employment Period and for one (1) year following termination of Dr. Wolf's employment, Wolf shall not encourage or solicit any of the Company's employees to leave the Company's employ for any reason or interfere in an other manner with employment relationships at the time existing between the Company and its employees. In addition, Dr. Wolf shall not solicit, directly or indirectly, business from any client of the Company, including any of the Company's clients to terminate their existing business relationship with the Company, or interfere in any other manner with an existing business relationship between the Company and any client or other third party.

      Dr. Wolf acknowledges that monetary damages may not be sufficient to compensate the Company for any economic loss, which may be incurred by reason of his breach of the foregoing restrictive covenants. Accordingly, in the event of any such


/15/


breach, the Company shall, in addition to the termination of this Agreement and any remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction precluding Wolf from continuing such breach.

                  12.      SUCCESSORS AND ASSIGNS.

                   This Agreement is personal in its nature and Dr. Wolf shall not assign or transfer his rights under this Agreement. The provisions of this Agreement shall inure to the benefit of, and be binding on each successor of the Company whether by merger, consolidation, transfer of all or substantially all assets, or otherwise and the heirs and legal representatives of Dr. Wolf.

                  13.      NOTICES.

                   Any notices, demands or other communications required or desired to be given by any party shall be in writing and shall be validly given to another party if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication shall be served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:



      To the Company:

      Robert Cox, President
      CareDecision Corporation
      2660 Townsgate Road  #300
      Westlake Village, CA  91361


      To Dr. Wolf:

      Dr. Joseph Wolf
      23679 Calabasa Road, #551
      Calabasas, CA. 91302

Any party may change its address for the purpose of receiving notices, demands and other communications by providing written notice to the other party in the manner described in this paragraph.

                  14.      GOVERNING DOCUMENTS.

                  This Agreement along with the documents expressly referenced in this Agreement constitute the entire agreement and understanding of the Company and Dr. Wolf with respect to the terms and conditions of Dr. Wolf's employment with the Company and the payment of severance benefits and supersedes all prior and contemporaneous written or verbal agreements and understandings between Dr. Wolf and the Company relating to such subject matter. This Agreement may only be amended by written instrument signed by Dr. Wolf and an authorized officer of the Company. Any and all


/16/


prior agreements, understandings or representations relating to Dr. Wolf's relationship with the Company are terminated and cancelled in their entirety and are of no further force or effect.

                  15.      GOVERNING LAW.

                    The provisions of this Agreement will be construed and interpreted under the laws of the State of Nevada. If any provision of this Agreement as applied to any party or to any circumstance should be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the invalidity of that provision shall in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this Agreement, or the enforceability or invalidity of this Agreement as a whole. Should any provision of this Agreement become or be deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision will be stricken and the remainder of this Agreement shall continue in full force and effect.

                  16.      REMEDIES.

                  All rights and remedies provided pursuant to this Agreement or by law shall be cumulative, and no such right or remedy shall be exclusive of any other. A party may pursue any one or more rights or remedies hereunder or may seek damages or specific performance in the event of another party's breach hereunder or may pursue any other remedy by law or equity, whether or not stated in this Agreement.

                  17.      NO WAIVER.

                   The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any later breach of that provision.

                  18.      COUNTERPARTS.

                   This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.


CareDecision Corporation

/s/ Robert Cox
--------------------------------
By:  Robert Cox
Title: President

/s/ Dr. Joseph A. Wolf.
--------------------------------
Dr. Joseph A. Wolf.
Title: Consultant


/17/



Exhibit 4.14




                       CONSULTING AGREEMENT

                   This CONSULTING AGREEMENT is entered into as of July 15, 2003 by and between CareDecision Corp. a Nevada corporation, (the "Company"), and Leslie-Michelle Abraham ("Abraham"), and is effective upon the execution by the parties hereto.

                  1.       DUTIES AND RESPONSIBILITIES.

                  A. Abraham shall provide medical information technology consulting to the Company, Abraham shall report to and perform the duties and responsibilities assigned to her by the Company's President, or such other person as may be designated by the Company's Board of Directors.

                   B. Abraham agrees to devote her full time and attention to the Company, to use her best efforts to advance the business and welfare of the Company, to render her services under this Agreement fully, faithfully, diligently, competently and to the best of her ability, and not to engage in any other employment activities.

                   C. Abraham shall be based in the Company's Thousand Oaks - California office, but Abraham shall be required to travel to other geographic locations in connection with the performance of her duties.

                  2.       PERIOD OF EMPLOYMENT.

                   A. Abraham's employment with the Company shall be governed by the provisions of this Agreement and shall begin on July 15, 2003, and continue until December 31, 2003 or until this Agreement terminates pursuant to written notification by either the Company or Abraham, which notification may occur at any time for any reason. The period during which Abraham provides services to the Company pursuant to this Agreement shall be referenced in this Agreement as the "Employment Period."

                  3.       COMPENSATION.

     A. Abraham will be paid compensation in stock options under the terms of the Company's 2003 Stock Option Plan. Each option shall allow Abraham to purchase a share of the Company's common stock at $0.05 per share (the closing price of the Company's stock on July 15, 2003), said shares to be registered under the Company's S-8 registration. Abraham shall receive eight hundred-fifty thousand options as compensation.

     B. Except for the conditions described in paragraph A above, Abraham's compensation shall be subject to periodic review by the Company, and may be increased or decreased in the Company's discretion.


/18/


                 4.       EXPENSE REIMBURSEMENT.

                   In addition to the compensation specified in Paragraph 3, Abraham shall be entitled, in accordance with the reimbursement policies in effect from time to time, to receive reimbursement from the Company for reasonable business expenses incurred by Abraham in the performance of her duties hereunder, provided Abraham furnishes the Company with vouchers, receipts and other details of such expenses in the form required by the Company sufficient to substantiate a deduction for such business expenses under all applicable rules and regulations of Federal and State taxing authorities.

                  5.       FRINGE BENEFITS.

                  A. Abraham throughout the Employment Period, shall not be eligible to participate in all group term life insurance plans, group health plans, accidental death and dismemberment plans and short-term disability programs and other employee perquisites which are made available to the Company's employees.

                   B. Notwithstanding any of the provisions of this agreement, Abraham's employment with the Company is at will, which means that it may be terminated by the Company at any time for any reason without advance notice.

               C. Should the Company terminate Abraham's employment for Cause, as defined below, or should Abraham voluntarily resign other than for Good Reason, the Company shall have no obligation to Abraham under this Agreement. Should the Company terminate Abraham's employment other than for Cause during this Agreement, or should Abraham resign for Good Reason, the Company shall have no further obligation under this Agreement,

                  6.       GOOD REASON.

                   For Purposes of this agreement, "Good Reason" shall mean:

                   A. A material reduction in the duties, responsibilities, status, reporting responsibilities, title, or offices that Abraham had with the Company immediately before the reduction.

                   B. A change in control in which Abraham is not offered a similar position at no less than seventy-five percent (75%) of Abraham's compensation (defined as Base Salary).

                   C. The failure of any successor to the Company by merger, consolidation or acquisition of all or substantially all of the business of the Company to assume the Company's obligations under this Agreement.

                   D. A material breach by the Company of its obligations under this Agreement.

                  7.       CAUSE

               For purposes of this agreement, "Cause" shall mean a reasonable belief by the Board of Directors that Abraham has engaged in the following: (i) financial dishonesty, including, without limitation, misappropriation of funds or property, or any attempt by Abraham to secure any personal profit related to the


/19/


business or business opportunities of the Company without the informed, written approval of the Company's Board of Directors;
(ii) refusal to comply with reasonable directives of the Company's Executive Officer or Board of Directors; (iii) negligence or reckless willful misconduct in the performance of Abraham's duties;
(iv) failure to perform, or continuing neglect in the performance of, duties assigned to Abraham; (v) misconduct which has materially adverse effect upon the Company's business or reputation; (vi) the conviction of, or plea of nolo contendre to, any felony or misdemeanor involving moral turpitude or fraud; (vii) the material breach of any provision of this Agreement; (viii) violation of Company policies including, without limitation, the Company's policies on equal employment opportunity and prohibition of unlawful harassment; (ix) death of Abraham; or (x) a disability which continues for a period in excess of 180 days. A termination as a result of a Change in control shall not constitute cause.

                  8.       CHANGE IN CONTROL

               For purposes of this Agreement "Change in Control" shall mean any of the following transactions effecting change in ownership or control of the Company:

      (i) a merger, consolidation or reorganization approved by the Company's stockholders, UNLESS securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor Company are immediately thereafter beneficially owned, directly or indirectly and in substantially the same position, by the persons who beneficially owned the Company's outstanding voting securities immediately prior to such transaction, or

     (ii) any stockholder-approved transfer or other disposition of all or substantially all of the Company's assets, or

    (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with the Company), or beneficial ownership (within the meaning of Rule 13d-3 of the Act 1934 Act) of securities possessing more than fifty (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders.

In no event, however, shall a Change in Control be deemed to occur in connection with any public offering of the Common Stock

                  9.       RESTRICTIVE COVENANTS.

                  During the Employment Period:

                            (i) Abraham shall devote ample time and
energy to the performance of Abraham's duties described herein, except during periods of illness or vacation periods.

                            (ii)  Abraham  shall  not  directly  or
indirectly provide services to or through any person, firm or other entity except the Company, unless otherwise authorized by the Board in writing. The Company does, however, reserve the right to demand


/20/


Abraham's registration from those same Boards, if in the opinion of the CareDecision CEO, continued membership on those Boards by Abraham diminishes his ability to execute his responsibilities identified within this Agreement; or if continued association with those organizations becomes detrimental to the goals of the Company; or if continued membership represents a conflict, or potential conflict, with the business activities, or objectives, of the Company.

                            (iii)  Abraham  shall  not  render  any
services of any kind or character for Abraham's own account or for any other person, firm or entity without first obtaining the Company's written consent.

Abraham, however, shall have the right to perform such incidental services as necessary in connection with (a) Abraham's private passive investments, but only if Abraham is not obligated or required to (and shall not in fact) devote any managerial efforts which interfere with the services required to be performed by him, or (b) Abraham's charitable or community activities, or participation in trade or professional organizations but only if such incidental services do not interfere with the performance of Abraham's services to the Company.


                   10.        NON-COMPETITION DURING THE EMPLOYMENT
PERIOD.

                  Abraham acknowledges and agrees that given the extent and nature of the confidential and proprietary information he will obtain during the course of his business relationship with the Company, it would be inevitable that such confidential information would be disclosed or utilized by Abraham should he obtain employment from, or otherwise become associated with, an entity or person that is engaged in a business or enterprise that directly competes with the Company.

   Consequently, during any period for which Abraham is receiving compensation from the Company, Abraham shall not, without prior written consent of the Company's Board of Directors, directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any enterprise which is engaged in any business competitive with or similar to that of the Company; provided, however, that such restriction shall not apply to any passive investment representing an interest of less than two percent (2%) of an outstanding class of publicly-traded securities of any Company or other enterprise which is not, at the time of such investment, engaged in a business competitive with the Company's business.

                  11.      NON-SOLICITATION.

     During the Employment Period and for one (1) year following termination of Abraham's employment, Abraham shall not encourage or solicit any of the Company's employees to leave the Company's employ for any reason or interfere in an other manner with employment relationships at the time existing between the Company and its employees. In addition, Abraham shall not solicit, directly or indirectly, business from any client of the Company, including any of the Company's clients to terminate their existing business relationship with the Company, or interfere in any other manner with an existing business relationship between the Company and any client or other third party.

       Abraham acknowledges that monetary damages may not be sufficient to compensate the Company for any economic loss, which may be incurred by reason of his breach of the foregoing


/21/


restrictive covenants. Accordingly, in the event of any such breach, the Company shall, in addition to the termination of this Agreement and any remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction precluding Abraham from continuing such breach.

                  12.      SUCCESSORS AND ASSIGNS.

                   This Agreement is personal in its nature and Abraham shall not assign or transfer his rights under this Agreement. The provisions of this Agreement shall inure to the benefit of, and be binding on each successor of the Company whether by merger, consolidation, transfer of all or substantially all assets, or otherwise and the heirs and legal representatives of Abraham.

                  13.      NOTICES.

                   Any notices, demands or other communications required or desired to be given by any party shall be in writing and shall be validly given to another party if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication shall be served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:



      To the Company:

      Robert Cox, President
      CareDecision Corporation
      2 Penn Plaza, 15th Floor, Ste. 1500-53
      New York, NY 10121


      To Leslie-Michelle Abraham:

      Leslie Abraham
      23136 Park Contessa
      Calabasas, CA. 91302

Any party may change its address for the purpose of receiving notices, demands and other communications by providing written notice to the other party in the manner described in this paragraph.

                  14.      GOVERNING DOCUMENTS.

                  This Agreement along with the documents expressly referenced in this Agreement constitute the entire agreement and understanding of the Company and Abraham with respect to the terms and conditions of Abraham's employment with the Company and the payment of severance benefits and supersedes all prior and contemporaneous written or verbal agreements and understandings between Abraham and the Company relating to such subject matter. This Agreement may only be amended by written instrument signed by Abraham and an authorized officer of the Company. Any and all prior


/22/


agreements, understandings or representations relating to Abraham's relationship with the Company are terminated and cancelled in their entirety and are of no further force or effect.

                  15.      GOVERNING LAW.

                    The provisions of this Agreement will be construed and interpreted under the laws of the State of Nevada. If any provision of this Agreement as applied to any party or to any circumstance should be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the invalidity of that provision shall in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this Agreement, or the enforceability or invalidity of this Agreement as a whole. Should any provision of this Agreement become or be deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision will be stricken and the remainder of this Agreement shall continue in full force and effect.

                  16.      REMEDIES.

                  All rights and remedies provided pursuant to this Agreement or by law shall be cumulative, and no such right or remedy shall be exclusive of any other. A party may pursue any one or more rights or remedies hereunder or may seek damages or specific performance in the event of another party's breach hereunder or may pursue any other remedy by law or equity, whether or not stated in this Agreement.

                  17.      NO WAIVER.

                   The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any later breach of that provision.

                  18.      COUNTERPARTS.

                   This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.


CareDecision Corporation

/s/ Robert Cox
--------------------------------
By:  Robert Cox
Title: President


Leslie-Michelle Abraham

/s/ Leslie-Michelle Abraham
--------------------------------
Title: Consultant


/23/


Exhibit 4.15



                       CONSULTING AGREEMENT



Agreement made this 10th day of July, 2003, between CareDecision Corporation, (hereinafter referred to as "Corporation"), and Thomas Chillemi, (hereinafter referred to as "Consultant"):

In   consideration  of  the  mutual  promises  contained  in   this
Agreement, the contracting parties agree as follows:

      Recitals:

  A. It is the desire of the Corporation to engage the services of the Consultant to consult with the Corporation regarding certain opportunities available to provide the Corporation Services as described in Section 2 below.

  B. Prior to this Agreement, the Corporation and Consultant have agreed that a compensatory, mutually binding agreement, is in the best interest of the Corporation.

                             AGREEMENT

     Term

1. The respective duties and obligations of the contracting parties shall be for a period of one hundred eighty (180) days commencing on the date of July 10, 2003.

      Services Provided by Consultant

2.  Services

(a) The Consultant will devote such amount of time and effort necessary to accomplish the services required. However, there is no requirement that Consultant devote a certain amount of time or effort hereunder. During the term of this Agreement, Consultant will:

     (i) consult with and advice CareDecision Corporation in connection with any and all matters relating to CareDecision Corporation's corporate governance and potential stock exchange application, as CareDecision Corporation may reasonably request.
    (ii) introduce certain strategic partners to the Corporation, including Newscorp. In addition Chillemi shall be responsible for all negotiations with Newscorp leading up to a business relationship.
   (iii) provide other Consultative services as requested by the Board of Directors (collectively, Consultative Services).

(b) Corporation and Consultant will mutually agree upon any additional duties that Consultant may provide for Corporation outside of this Agreement.


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      Compensation

3. For the services provided under this Agreement, the Company shall pay consultant a consulting fee payable in options to purchase shares of the Company's co'mon stock (the "Consulting Fee. The parties agree that, upon execution of this Agreement, or as soon as is practical, Chillemi shall receive an Incentive Stock Option Agreement to purchase Three Million (3,000,000) common shares of stock of the Company, at an exercise price of $0.05 per share.

     Compliance

4. The shares described above shall be registered in the Company's S-8 registration. If for any reason the shares described above cannot be registered in the Company's S-8 registration, and another registration is contemplated, the shares shall have "piggy back" rights and will be included in said registration.


5.   Representations of Corporation

(a) The Corporation, upon entering this Agreement, hereby warrants and guarantees to the Consultant that all statements, either written or oral, made by the Corporation to the Consultant are true and accurate, and contain no misstatements of a material fact. The corporation acknowledges that the information it delivers to the Consultant will be used by the Consultant in preparing materials regarding the Corporation's business, including but not necessarily limited to, its financial condition, for dissemination to the public. Therefore, in accordance with Paragraph 6, below, the Corporation shall hold harmless the Consultant from any and all errors, omissions, misstatements, negligent or intentional misrepresentations, contained in any information furnished by Corporation to Consultant, in accordance with and pursuant to the terms and conditions of this Agreement for whatever purpose or purposes the Consultant sees fit to use said information. The Corporation further represents and warrants that as to all matters set forth within this Agreement, the Corporation has had independent legal counsel and will continue to maintain independent legal counsel to advise the Corporation of all matters concerning, but not necessarily limited to, corporate law, corporate relations, investor relations, all manners concerning and in connection with the Corporation's activities regarding the Securities Act of 1933 and 1934, and state Blue Sky or Securities laws.

Consultant has no responsibility to obtain or render legal advice in connection with the Corporation's sale of securities. All legal, regulatory or licensing matters as relates to the corporate sale of securities are the responsibility of the Corporation and its counsel.

(b) Corporation shall provide, at its' expense, suitable "Due Diligence" packages to Consultant as needed.

     Limited Liability

6. With regard to the services to be performed by the Consultant pursuant to the terms of this Agreement, the Consultant shall not be liable to the Corporation, or to anyone who may claim any right due to any relationship with the Corporation, or any acts or omissions in the performance of services on the part of the Consultant, or on the part of the agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to its willful misconduct or culpable negligence.


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      Termination

7. This Agreement will terminate upon the period of one hundred eights (180) days from the date of this Agreement or by the Company. In the event this Agreement is terminated by the Corporation, all compensation paid by Corporation to the Consultant shall be deemed earned, and no part of the compensation will be refunded or prorated.

      Notices

8. Notices to be sent pursuant to the terms and conditions of this Agreement, shall be sent as follows:



As to Consultant:
                                Thomas Chillemi
                                12 Woodhollow Lane
                                Fort Salonga, New York 11768
                                (631) 269-8804

As to Corporation:
                                CareDecision Corporation
                                2 Penn Plaza, 15th Floor, Suite 1500-53
                                New York, New York 10121
                                (212) 292-4959 office
                                (631) 544-0183 Fax

     Trade Secrets - Confidentiality

9. Corporation and Consultant mutually acknowledge and agree that any confidential information is proprietary to and a valuable trade secret of Consultant or Corporation as applicable and that any disclosure or unauthorized use thereof will cause irreparable harm and loss to consultant. The parties hereto agree that all such information conveyed to Corporation regarding the operations and services of Consultant or to Consultant regarding the operations, services and products of the Corporation constitutes a trade secret and shall be afforded the protections provided the Uniform Trade Secrets Act or any other applicable laws.

The Corporation and the consultant agree at all times during the term this Agreement and after the termination of this Agreement to hold in strictest confidence, and not to use, except for the benefit of the other party, or to disclose, transfer or reveal, directly or indirectly to any person or entity any Confidential information without the prior written authorization of the other party for a period of two (2) years. For purposes of this Agreement, Confidential Information shall mean any and all information that is not generally known and that is proprietary to both parties or any of their clients, consultants or licensors. Confidential Information includes, without limitation, names of investors, buyers, sellers, borrowers, lenders introduced by the Consultant of its associates' business plans, client lists consultants, financial information, and trade secrets about the Consultant and its products and information or other proprietary information relating to designs, formulas, developmental or experimental work, know how, products processes, computer programs, source codes, databases, designs, schematics, or other original works of authorship.


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      Attorneys' Fees - Arbitration

10. In the event any litigation or controversy, including arbitration, arises out of or in connection with this Agreement between the parties hereto, the prevailing party in such litigation, arbitration or controversy, shall be entitled to recover from the other party or parties, all reasonable attorneys' fees, expenses and suit costs, including those associated within the appellate or post judgment collection proceedings.

     Any dispute or disagreement arising out of this Agreement shall be fully and finally resolved through binding arbitration, before a single arbitrator in Philadelphia, Pennsylvania in accordance with the rules of the American Arbitration Association governing commercial disputes. In the event that the parties cannot agree upon a single arbitrator, the arbitrator shall be a retired judge of the Philadelphia District Court upon ex parte application by any party on 72 hours notice to the other party(ies). The costs of the Arbitration including without limitation, the fees of the arbitrator (but excluding each party's attorney's fees) shall be initially shared equally by the parties but may be awarded by the arbitrator as additional damages in favor of the prevailing party. The Arbitrator shall apply Pennsylvania law in reaching his decision. The decision of the arbitrator shall be binding and nonappealable.

      Governing Law

11. This Agreement shall be construed under and in accordance with the laws of the State of New York, and all obligations of the parties created under it are performed in Nassau County, New York. In any controversy arising out of this Agreement, venue for said proceeding shall be in Nassau County, New York.

      Parties Bound

12. This Agreement shall be binding on and inure to the benefit of the contracting parties and their respective heirs, executors, administrations, legal representatives, successors, and assigns when permitted by this Agreement.

      Miscellaneous

13.       Other miscellaneous provisions:

(a) Subsequent Events. Consultant and the Corporation each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise its efforts and obligations under this Agreement.

(b) Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

(c) Further Actions and Assurances. At any time and from time to time, each party agrees, at its or their expense, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

(d) Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at


/27/


any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision.

  No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

(e) Assignment. Neither this Agreement nor any right created by it shall be assignable by either party without the prior written consent of the other.

(f) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

(g) Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

(h) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

(i) Counterparts. A facsimile, telecopy, or other reproduction of this Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. In this event, such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

(j) Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.

IN WITNESS WHEREOF, to the terms and conditions described herein, the parties have set their hands and seal as of the date written above.

CareDecision Corporation            The Consultant: Thomas Chillemi

Robert Cox, President

by: /s/ Robert Cox                  by  /s/ Thomas Chillemi
    ------------------                  -------------------------

Date July 10, 2003                  Date  July 10, 2003
:                                   :


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Exhibit 4.16


                       CONSULTING AGREEMENT

                   This CONSULTING AGREEMENT is entered into as of July 1, 2003 by and between CareDecision Corp. a Nevada corporation, (the "Company"), and Anthony Quintiliana ("Quintiliana"), and is effective upon the execution by the parties hereto.

                  1.       DUTIES AND RESPONSIBILITIES.

                   A. Quintiliana shall provide consulting to the Company for the Company's ResidenceWare products. Quintiliana shall report to and perform the duties and responsibilities assigned to him by the Company's President, or such other person as may be designated by the Company's Board of Directors.

                   B. Quintiliana agrees to devote his full time and attention to the Company, to use his best efforts to advance the business and welfare of the Company, to render his services under this Agreement fully, faithfully, diligently, competently and to the best of his ability, and not to engage in any other employment activities.

                   C. Quintiliana shall be based at the office of Robert Cox, CEO of the Company, in Mr. Cox's New York-Long Island office at his home, but Quintiliana shall be required to travel to other geographic locations in connection with the performance of his duties.

                  2.       PERIOD OF EMPLOYMENT.

                  A. Quintiliana's employment with the Company shall be governed by the provisions of this Agreement and shall begin on July 1, 2003, and continue until December 31, 2003 or until this Agreement terminates pursuant to written notification by the Company, which notification may occur at any time for any reason. The period during which Quintiliana provides services to the Company pursuant to this Agreement shall be referenced in this Agreement as the "Employment Period."

                  3.       COMPENSATION.

     A. Quintiliana will be paid compensation in company stock and stock options, said shares and/or options granted under this agreement, to be registered under the Company's S-8 registration. Quintiliana shall receive one million five hundred thousand (1,500,000) shares as compensation and two million (2,000,000) stock options, from the Company's 2003 Stock Option Plan. The stock options shall bear a strike price of $0.05.

     B. Except for the conditions described in paragraph A above, Quintiliana's compensation shall be subject to periodic review by the Company, and may be increased or decreased in the Company's discretion.


                 4.       EXPENSE REIMBURSEMENT.

                   In addition to the compensation specified in Paragraph 3, Quintiliana shall be entitled, in accordance with the reimbursement policies in effect from time to time, to receive reimbursement from the Company for reasonable business expenses incurred by Quintiliana in the performance of his duties hereunder, provided Quintiliana furnishes the Company with vouchers, receipts and other details of such expenses in the form required by the


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Company  sufficient to substantiate a deduction for  such  business expenses under all applicable rules and regulations of Federal and State taxing authorities.

                  5.       FRINGE BENEFITS.

                    A. Quintiliana shall, throughout the Employment Period, shall not be eligible to participate in all group term life insurance plans, group health plans, accidental death and dismemberment plans and short-term disability programs and other employee perquisites which are made available to the Company's employees.

                   B. Notwithstanding any of the provisions of this agreement, Quintiliana's employment with the Company is at will, and may be terminated by the Company at any time for any reason without advance notice.

                   C. Should the Company terminate Quintiliana's employment for Cause, as defined below, or should Quintiliana voluntarily resign other than for Good Reason, the Company shall have no obligation to Quintiliana under this Agreement. Should the Company terminate Quintiliana's employment other than for Cause during this Agreement, or should Quintiliana resign for Good
Reason, the Company shall have no further obligation under this Agreement,

                  6.       GOOD REASON.

                   For Purposes of this agreement, "Good Reason" shall mean:

                   A. A material reduction in the duties, responsibilities, status, reporting responsibilities, title, or offices that Quintiliana had with the Company immediately before the reduction.

                  B. A change in control in which Quintiliana is not offered a similar position at no less than seventy-five percent (75%) of Quintiliana's compensation (defined as Base Salary).

                   C. The failure of any successor to the Company by merger, consolidation or acquisition of all or substantially all of the business of the Company to assume the Company's obligations under this Agreement.

                   D. A material breach by the Company of its obligations under this Agreement.

                  7.       CAUSE

               For purposes of this agreement, "Cause" shall mean a reasonable belief by the Board of Directors that Quintiliana has engaged in the following: (i) financial dishonesty, including, without limitation, misappropriation of funds or property, or any attempt by Quintiliana to secure any personal profit related to the business or business opportunities of the Company without the informed, written approval of the Company's Board of Directors;
(ii) refusal to comply with reasonable directives of the Company's Executive Officer or Board of Directors; (iii) negligence or reckless willful misconduct in the performance of Quintiliana's duties; (iv) failure to perform, or continuing neglect in the performance of, duties assigned to Quintiliana; (v) misconduct which has materially adverse effect upon the Company's business or reputation; (vi) the conviction of, or plea of nolo contendre to, any felony or misdemeanor involving moral turpitude or fraud; (vii) the material breach of any provision of this Agreement; (viii)


/30/


violation of Company policies including, without limitation, the Company's policies on equal employment opportunity and prohibition of unlawful harassment; (ix) death of Quintiliana; or (x) a disability which continues for a period in excess of 180 days. A termination as a result of a Change in control shall not constitute cause.

                  8.       CHANGE IN CONTROL

               For purposes of this Agreement "Change in Control" shall mean any of the following transactions effecting change in ownership or control of the Company:

    (i) a merger, consolidation or reorganization approved by the Company's stockholders, UNLESS securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor Company are immediately thereafter beneficially owned, directly or indirectly and in substantially the same position, by the persons who beneficially owned the Company's outstanding voting securities immediately prior to such transaction, or

   (ii) any stockholder-approved transfer or other disposition of all or substantially all of the Company's assets, or

  (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with the Company), or beneficial ownership (within the meaning of Rule 13d-3 of the Act 1934 Act) of securities possessing more than fifty (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders.

In no event, however, shall a Change in Control be deemed to occur in connection with any public offering of the Common Stock

                  9.       RESTRICTIVE COVENANTS.

                  During the Employment Period:

                            (i) Quintiliana shall devote ample time
and energy to the performance of Quintiliana's duties described herein, except during periods of illness or vacation periods.

                            (ii) Quintiliana shall not directly  or
indirectly provide services to or through any person, firm or other entity except the Company, unless otherwise authorized by the Board in writing. The Company does, however, reserve the right to demand Quintiliana's registration from those same Boards, if in the opinion of the CareDecision CEO, continued membership on those Boards by Quintiliana diminishes his ability to execute his responsibilities identified within this Agreement; or if continued association with those organizations becomes detrimental to the goals of the Company; or if continued membership represents a conflict, or potential conflict, with the business activities, or objectives, of the Company.


/31/


                            (iii) Quintiliana shall not render  any
services of any kind or character for Quintiliana's own account or for any other person, firm or entity without first obtaining the Company's written consent.

Quintiliana, however, shall have the right to perform such incidental services as necessary in connection with (a) Quintiliana's private passive investments, but only if Quintiliana is not obligated or required to (and shall not in fact) devote any managerial efforts which interfere with the services required to be performed by him, or (b) Quintiliana's charitable or community activities, or participation in trade or professional organizations but only if such incidental services do not interfere with the performance of Quintiliana's services to the Company.


                   10.        NON-COMPETITION DURING THE EMPLOYMENT
PERIOD.

                 Quintiliana acknowledges and agrees that given the extent and nature of the confidential and proprietary information he will obtain during the course of his employment with the Company, it would be inevitable that such confidential information would be disclosed or utilized by Quintiliana should he obtain employment from, or otherwise become associated with, an entity or person that is engaged in a business or enterprise that directly competes with the Company.

    Consequently, during any period for which Quintiliana is receiving compensation from the Company, Quintiliana shall not, without prior written consent of the Company's Board of Directors, directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any enterprise which is engaged in any business competitive with or similar to that of the Company; provided, however, that such restriction shall not apply to any passive investment representing an interest of less than two percent (2%) of an outstanding class of publicly-traded securities of any Company or other enterprise which is not, at the time of such investment, engaged in a business competitive with the Company's business.

                  11.      NON-SOLICITATION.

     During the Employment Period and for one (1) year following termination of Quintiliana's employment, Quintiliana shall not encourage or solicit any of the Company's employees to leave the Company's employ for any reason or interfere in an other manner with employment relationships at the time existing between the Company and its employees. In addition, Quintiliana shall not solicit, directly or indirectly, business from any client of the Company, including any of the Company's clients to terminate their existing business relationship with the Company, or interfere in any other manner with an existing business relationship between the Company and any client or other third party.

      Quintiliana acknowledges that monetary damages may not be sufficient to compensate the Company for any economic loss, which may be incurred by reason of his breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Company shall, in addition to the termination of this Agreement and any remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction precluding Quintiliana from continuing such breach.


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                  12.      SUCCESSORS AND ASSIGNS.

                   This Agreement is personal in its nature and Quintiliana shall not assign or transfer his rights under this Agreement. The provisions of this Agreement shall inure to the benefit of, and be binding on each successor of the Company whether by merger, consolidation, transfer of all or substantially all assets, or otherwise and the heirs and legal representatives of Quintiliana.

                  13.      NOTICES.

                   Any notices, demands or other communications required or desired to be given by any party shall be in writing and shall be validly given to another party if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication shall be served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:



      To the Company:

      Robert Cox, President
      CareDecision Corporation
      2660 Townsgate Road  #300
      Westlake Village, CA  91361


      To Anthony Quintiliana:

      Anthony Quintiliana
      263 Bishop Drive
      Austin, PA 19014

Any party may change its address for the purpose of receiving notices, demands and other communications by providing written notice to the other party in the manner described in this paragraph.

                  13.      GOVERNING DOCUMENTS.

                  This Agreement along with the documents expressly referenced in this Agreement constitute the entire agreement and understanding of the Company and Quintiliana with respect to the terms and conditions of Quintiliana's employment with the Company and the payment of severance benefits and supersedes all prior and contemporaneous written or verbal agreements and understandings between Quintiliana and the Company relating to such subject matter. This Agreement may only be amended by written instrument signed by Quintiliana and an authorized officer of the Company. Any and all prior agreements, understandings or representations relating to Quintiliana's relationship with the Company are terminated and cancelled in their entirety and are of no further force or effect.

                  14.      GOVERNING LAW.

                    The provisions of this Agreement will be construed and interpreted under the laws of the State of Nevada. If any provision of this Agreement as applied to any party or to any circumstance should be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the


/33/


invalidity of that provision shall in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this Agreement, or the enforceability or invalidity of this Agreement as a whole. Should any provision of this Agreement become or be deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision will be stricken and the remainder of this Agreement shall continue in full force and effect.

                  15.      REMEDIES.

                  All rights and remedies provided pursuant to this Agreement or by law shall be cumulative, and no such right or remedy shall be exclusive of any other. A party may pursue any one or more rights or remedies hereunder or may seek damages or specific performance in the event of another party's breach hereunder or may pursue any other remedy by law or equity, whether or not stated in this Agreement.

                  16.      NO WAIVER.

                   The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any later breach of that provision.

                  17.      COUNTERPARTS.

                   This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.


CareDecision Corporation


/s/ Robert Cox
--------------------------------
By:  Robert Cox
Title: President





/s/ Anthony Quintiliana
--------------------------------
By:  Anthony Quintiliana


/34/


Exhibit 4.17


                       CONSULTING AGREEMENT

                   This CONSULTING AGREEMENT is entered into as of July 1, 2003 by and between CareDecision Corp. a Nevada corporation, (the "Company"), and Barbara Asbell ("Asbell"), and is effective upon the execution by the parties hereto.

                  1.       DUTIES AND RESPONSIBILITIES.

                   A. Asbell shall provide medical information technology (IT) consulting to the Company, in particular the recruiting of programming and technical staff with a background in programming PDAs. Asbell shall perform the duties and responsibilities assigned to her by the Company's President.

                   B. Asbell agrees to devote her time and attention to the Company, to use her best efforts to advance the business and welfare of the Company, to render her services under this Agreement fully, faithfully, diligently, competently and to the best of her ability, and not to engage in any other employment activities.

                   C. Asbell shall be based in the Company's Westlake Village - California office, but Asbell shall be required to travel to other geographic locations in connection with the performance of her duties.

                  2.       PERIOD OF EMPLOYMENT.

                   A. Asbell's employment with the Company shall be governed by the provisions of this Agreement and shall begin on July 1, 2003, and continue until December 31, 2003 or until this Agreement terminates pursuant to written notification by the Company, which notification may occur at any time for any reason. The period during which Asbell provides services to the Company pursuant to this Agreement shall be referenced in this Agreement as the "Employment Period."

                  3.       COMPENSATION.

     A. Asbell will be paid in shares of the company's common stock, said shares to be registered under the company's S-8 registration. The number of shares that Asbell shall receive shall be equal to the number of the existing restricted common stock shares that Asbell requests the company to retire. Should any of Asbell's existing restricted common stock shares be retired ("retired shares"), Asbell understands and agrees that any piggyback registration rights that she held for those retired shares shall also be retired. Pursuant to this Agreement Asbell has agreed to retire at least 4,000,000 of her existing restricted common stock shares.

     B. Except for the conditions described in paragraph A above, Asbell's compensation shall be subject to periodic review by the Company, and may be increased or decreased in the Company's discretion.


                 4.       EXPENSE REIMBURSEMENT.

                   In addition to the compensation specified in Paragraph 3, Asbell shall be entitled, in accordance with the reimbursement policies in effect from time to time, to receive reimbursement from the Company for reasonable business expenses incurred by Asbell in the performance of her duties hereunder, provided Asbell furnishes the Company with vouchers, receipts and


/35/


other details of such expenses in the form required by the Company sufficient to substantiate a deduction for such business expenses under all applicable rules and regulations of Federal and State taxing authorities.

                  5.       FRINGE BENEFITS.

                    A. Asbell shall not be eligible to participate in all group term life insurance plans, accidental death and dismemberment plans and short-term disability programs and other employee perquisites which are made available to the Company's employees, unless Asbell has or is receiving these benefits currently.

                   B. Notwithstanding any of the provisions of this agreement, Asbell's employment with the Company is at will, may be terminated by the Company at any time for any reason without advance notice.

                   C.    Should   the  Company  terminate   Asbell's
employment   for  Cause,  as  defined  below,  or   should   Asbell
voluntarily  resign other than for Good Reason, the  Company  shall
have  no  obligation  to Asbell under this Agreement.   Should  the
Company terminate Asbell's employment other than for Cause during this Agreement, or should Asbell resign for Good Reason, the Company shall have no further obligation under this Agreement,

                  6.       GOOD REASON.

                   For Purposes of this agreement, "Good Reason" shall mean:

                   A. A material reduction in the duties, responsibilities, status, reporting responsibilities, title, or offices that Asbell had with the Company immediately before the reduction.

                   B. A change in control in which Asbell is not offered a similar position at no less than seventy-five percent (75%) of Asbell's compensation (defined as Base Salary).

                   C. The failure of any successor to the Company by merger, consolidation or acquisition of all or substantially all of the business of the Company to assume the Company's obligations under this Agreement.

                   D. A material breach by the Company of its obligations under this Agreement.

                  7.       CAUSE

               For purposes of this agreement, "Cause" shall mean a reasonable belief by the Board of Directors that Asbell has engaged in the following: (i) financial dishonesty, including, without limitation, misappropriation of funds or property, or any attempt by Asbell to secure any personal profit related to the business or business opportunities of the Company without the informed, written approval of the Company's Board of Directors; (ii) refusal to comply with reasonable directives of the Company's Executive Officer or Board of Directors; (iii) negligence or reckless willful misconduct in the performance of Asbell's duties; (iv) failure to perform, or continuing neglect in the performance of, duties assigned to Asbell; (v) misconduct which has materially adverse effect upon the Company's business or reputation; (vi) the conviction of, or plea of nolo contendre to, any felony or misdemeanor involving moral turpitude or fraud; (vii) the material breach of any provision of this Agreement; (viii) violation of


/36/


Company policies including, without limitation, the Company's policies on equal employment opportunity and prohibition of unlawful harassment; (ix) death of Asbell; or (x) a disability which continues for a period in excess of 180 days. A termination as a result of a Change in control shall not constitute cause.

                  8.       CHANGE IN CONTROL

               For purposes of this Agreement "Change in Control" shall mean any of the following transactions effecting change in ownership or control of the Company:

   (i) a merger, consolidation or reorganization approved by the Company's stockholders, UNLESS securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor Company are immediately thereafter beneficially owned, directly or indirectly and in substantially the same position, by the persons who beneficially owned the Company's outstanding voting securities immediately prior to such transaction, or

  (ii) any stockholder-approved transfer or other disposition of all or substantially all of the Company's assets, or

 (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that


/37/


        directly or indirectly controls, is controlled by, or is under common control with the Company), or beneficial ownership (within the meaning of Rule 13d-3 of the Act 1934 Act) of securities possessing more than fifty (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders.

In no event, however, shall a Change in Control be deemed to occur in connection with any public offering of the Common Stock

                  9.       RESTRICTIVE COVENANTS.

                  During the Employment Period:

                            (i) Asbell shall devote ample time  and
energy to the performance of Asbell's duties described herein, except during periods of illness or vacation periods.

                             (ii)  Asbell  shall  not  directly  or
indirectly provide services to or through any person, firm or other entity except the Company, unless otherwise authorized by the Board in writing. The Company does, however, reserve the right to demand Asbell's registration from those same Boards, if in the opinion of the CareDecision CEO, continued membership on those Boards by Asbell diminishes his ability to execute his responsibilities identified within this Agreement; or if continued association with those organizations becomes detrimental to the goals of the Company; or if continued membership represents a conflict, or potential conflict, with the business activities, or objectives, of CareDecision.

                            (iii)  Asbell, however, shall have  the
right to perform such incidental services as are necessary in connection with (a) Asbell's private passive investments, but only if Asbell is not obligated or required to (and shall not in fact) devote any managerial efforts which interfere with the services required to be performed by her, or (b) Asbell's charitable or community activities, or participation in trade or professional organizations, but only if such incidental services do not interfere with the performance of Asbell's service to the Company.


                   10.        NON-COMPETITION DURING THE EMPLOYMENT
PERIOD.

                  Asbell acknowledges and agrees that given the extent and nature of the confidential and proprietary information he will obtain during the course of his business relationship with the Company, it would be inevitable that such confidential information would be disclosed or utilized by Asbell should he obtain employment from, or otherwise become associated with, an entity or person that is engaged in a business or enterprise that directly competes with the Company.

   Consequently, during any period for which Asbell is receiving compensation from the Company, Asbell shall not, without prior written consent of the Company's Board of Directors, directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any enterprise which is engaged in any business competitive with or similar to that of the Company; provided, however, that such restriction shall not apply to any passive investment representing an interest of less than two percent (2%) of an outstanding class of publicly-traded securities of any Company or other enterprise which is not, at the time of such investment, engaged in a business competitive with the Company's business.

                  11.      NON-SOLICITATION.

     During the Employment Period and for one (1) year following termination of Asbell's employment, Asbell shall not encourage or solicit any of the Company's employees to leave the Company's employ for any reason or interfere in an other manner with employment relationships at the time existing between the Company and its employees. In addition, Asbell shall not solicit, directly or indirectly, business from any client of the Company, including any of the Company's clients to terminate their existing business relationship with the Company, or interfere in any other manner with an existing business relationship between the Company and any client or other third party.

       Asbell acknowledges that monetary damages may not be sufficient to compensate the Company for any economic loss, which may be incurred by reason of his breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Company shall, in addition to the termination of this Agreement and any remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction precluding Asbell from continuing such breach.

                  12.      SUCCESSORS AND ASSIGNS.

                   This Agreement is personal in its nature and Asbell shall not assign or transfer his rights under this Agreement. The provisions of this Agreement shall inure to the benefit of, and be binding on each successor of the Company whether by merger, consolidation, transfer of all or substantially all assets, or otherwise and the heirs and legal representatives of Asbell.


/38/


                  13.      NOTICES.

                   Any notices, demands or other communications required or desired to be given by any party shall be in writing and shall be validly given to another party if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication shall be served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:



      To the Company:

      Robert Cox, President
      CareDecision Corporation
      2 Penn Plaza, 15th Floor, Ste. 1500-53
      New York, NY 10121


      To Barbara Asbell:

      Barbara Asbell
      2043 Sunridge Drive
      Ventura, CA. 93003

Any party may change its address for the purpose of receiving notices, demands and other communications by providing written notice to the other party in the manner described in this paragraph.

                  14.      GOVERNING DOCUMENTS.

                  This Agreement along with the documents expressly referenced in this Agreement constitute the entire agreement and understanding of the Company and Asbell with respect to the terms and conditions of Asbell's employment with the Company and the payment of severance benefits and supersedes all prior and contemporaneous written or verbal agreements and understandings between Asbell and the Company relating to such subject matter. This Agreement may only be amended by written instrument signed by Asbell and an authorized officer of the Company. Any and all prior agreements, understandings or representations relating to Asbell's relationship with the Company are terminated and cancelled in their entirety and are of no further force or effect.

                  15.      GOVERNING LAW.

                    The provisions of this Agreement will be construed and interpreted under the laws of the State of Nevada. If any provision of this Agreement as applied to any party or to any circumstance should be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the invalidity of that provision shall in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this Agreement, or the enforceability or invalidity of this Agreement as a whole. Should any provision of this Agreement become or be deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision


/39/


shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision will be stricken and the remainder of this Agreement shall continue in full force and effect.

                  16.      REMEDIES.

                  All rights and remedies provided pursuant to this Agreement or by law shall be cumulative, and no such right or remedy shall be exclusive of any other. A party may pursue any one or more rights or remedies hereunder or may seek damages or specific performance in the event of another party's breach hereunder or may pursue any other remedy by law or equity, whether or not stated in this Agreement.

                  17.      NO WAIVER.

                   The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any later breach of that provision.

                  18.      COUNTERPARTS.

                   This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.


CareDecision Corporation

/s/ Robert Cox
--------------------------------
By:  Robert Cox
Title: President



/s/ Barbara Asbell

--------------------------------
By:  Barbara Asbell


/40/


Exhibit 5.3



              The Law offices of thomas c. cook, ltd.
                 4955 s. durango drive, suite 214
                      las vegas, nevada 89113

THOMAS C. COOK, ESQ.
PHONE (702) 952-8519
FAX (702) 952-8521

TCCESQ@AOL.COM

                                  August 13, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  CareDecision Corporation
     Registration Statement on Form S-8

Gentlemen:

     We have been requested by CareDecision Corporation, a Nevada corporation (the "Company"), to furnish you with our opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 12,750,000 Shares (the "Shares") of the Company's common stock, par value $.001 per Share offered on behalf of the Company in connection with the Company's Employment Agreements between the Company and Tom Poff, Shabnam Shahrabi, Dale Richter, and Alan Binder, and the Company's Consultant Agreements between the Company and Dr. Joseph A. Wolf, Leslie-Michelle Abraham, Thomas Chillemi, Anthony Quintiliano and Barbara Asbell.

     In connection with this opinion, we have examined the Registration Statement, Annual Report, the Company's Articles of Incorporation and By-laws, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the Agreements, will be legally issued, fully paid and non-assessable.

     We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of Nevada.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Opinions" in the prospectus included in the Registration Statement.


                                   Sincerely,

                                   /s/ Thomas C. Cook

                                   Thomas C. Cook, Esq.


/41/


Exhibit 23.4


                     Beckstead and Watts, LLP
Certified Public Accountants
                                            3340 Wynn Road, Suite B
                                                Las Vegas, NV 89102
                                                       702.257.1984
                                                 702.362.0540 (fax)


              August 12, 2003

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) which grants options to purchase an aggregate of 12,750,000 shares of Common Stock of CareDecision Corporation under the CareDecision Corporation "2003 Non-Qualified Stock Option Agreement" and to the incorporation by reference therein of our report dated April 4, 2003, with respect to the financial statements of the Company included in its annual report for the year ended December 31, 2002 and the quarterly reports filed with the US Securities and Exchange Commission.

Sincerely,

/s/ Beckstead and Watts, LLP

Beckstead and Watts, LLP




/42/